                                                                 Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Legg Mason, Inc. of: (1) our report dated May 3, 2001, except for Note 17, as to which the date is May 31, 2001 relating to the financial statements, which appears in Legg Mason Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001; (2) our report dated May 3, 2001, except for Note 5, as to which the date is May 31, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K; (3) our report dated August 1, 2001 relating to the financial statements of Private Capital Management, Inc. and Affiliates for the six-month period ended June 29, 2000 which appears in the Current Report on Form 8-K of Legg Mason, Inc. dated August 1, 2001 (the "Form 8-K"); and (4) our report dated August 1, 2001 relating to the financial statements of Private Capital Management L.P. and Affiliates for the period from June 30, 2000 through December 31, 2000, which appears in such Form 8-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
September 4, 2001